UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2023
Kemper Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
200 E. Randolph Street, Suite 3300, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	KMPR	NYSE
5.875% Fixed-Rate Reset Junior Subordinated Debentures due 2062	KMPB	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of
the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on May 3, 2023, upon approval by the shareholders at the 2023 Annual Meeting of Shareholders of Kemper Corporation (“Company”), the Company adopted the Kemper Corporation 2023 Omnibus Plan (“2023 Plan”). A description of the material terms of the 2023 Plan is set forth under the heading “Summary Description of the 2023 Plan” in the Company’s proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on March 22, 2023, which description is hereby incorporated into this Item 5.02 by reference. The text of the 2023 Plan is set forth in Appendix A to the Proxy Statement, which text is hereby incorporated into this Item 5.02 by reference. The 2023 Plan is also incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of the Company was held on Wednesday, May 3, 2023 to vote on five (5) proposals, for which the final vote results are set forth below.

Proposal 1: Election of Directors.

Shareholders elected each of the eleven (11) nominees for director. Vote results were as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
Teresa A. Canida	49,682,032	4,211,727	58,337	5,786,526
George N. Cochran	49,354,376	4,520,582	77,138	5,786,526
Kathleen M. Cronin	45,277,261	8,611,165	63,670	5,786,526
Jason N. Gorevic	49,292,012	4,581,879	78,205	5,786,526
Lacy M. Johnson	47,652,004	6,239,910	60,182	5,786,526
Joseph P. Lacher, Jr.	48,833,021	5,046,004	73,071	5,786,526
Gerald Laderman	49,654,814	4,217,993	79,289	5,786,526
Alberto J. Paracchini	53,611,351	275,817	64,928	5,786,526
Stuart B. Parker	49,222,803	4,651,053	78,240	5,786,526
Christopher B. Sarofim	49,684,253	4,190,766	77,077	5,786,526
Susan D. Whiting	47,608,625	6,284,627	58,844	5,786,526

Proposal 2: Advisory vote to approve the compensation of the Company’s Named Executive Officers.

A majority of shareholders voted, on an advisory basis, to approve the compensation of the Company’s Named Executive Officers. Vote results were as follows:

For	Against	Abstain	Broker Non-Votes
37,791,750	16,050,786	109,560	5,786,526

Proposal 3: Vote to approve the Company’s 2023 Omnibus Plan.

A majority of shareholders voted in favor of the Company’s 2023 Omnibus Plan. Vote results were as follows:

For	Against	Abstain	Broker Non-Votes
52,845,626	1,043,198	63,272	5,786,526

Proposal 4: Advisory vote to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023.

A majority of shareholders voted, on an advisory basis, to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023. Vote results were as follows:

For	Against	Abstain
58,721,580	924,862	92,180

Proposal 5: Advisory vote to approve the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers.

A majority of shareholders voted, on an advisory basis, to approve the one-year frequency of future advisory votes on the compensation of the Company’s Named Executive Officers. Vote results were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
50,717,230	49,029	3,120,867	64,970	5,786,526

In accordance with the vote of a majority of shareholders, the Company has decided on an annual frequency for future advisory votes on the compensation of the Company’s Named Executive Officers until the next vote on the frequency of such future advisory votes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Kemper Corporation 2023 Omnibus Plan (incorporated by reference from Appendix A to the Proxy Statement filed on March 23, 2023)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation

Date:	May 4, 2023	/s/ C. Thomas Evans, Jr.
C. Thomas Evans, Jr.
Executive Vice President, Secretary and General Counsel